UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2016

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Directors or Certain Officers

On May 10, 2016, Clarence L. Werner stepped down as the Chief Executive Officer of Werner Enterprises, Inc. (the “Company”), effective May 10, 2016. Mr. Werner will continue to serve as Executive Chairman of the Company.

Appointment of Certain Officers

On May 10, 2016, the Board of Directors (the “Board”) promoted Derek J. Leathers, 46, to President and Chief Executive Officer and promoted H. Marty Nordlund, 54, to Senior Executive Vice President and Chief Operating Officer. These changes became effective on May 10, 2016. Officers of the Company hold their respective offices until he or she resigns such office, is removed by the Board or is no longer able to serve as such due to his or her death or incapacity.

Mr. Leathers most recently served as our President and Chief Operating Officer. He joined the Company in 1999 as the Managing Director-Mexico Division. During his tenure with us, he has served in the following positions: (i) Vice President-Mexico Division in 2000; (ii) Vice President-International in 2001; (iii) Senior Vice President-International in April 2003; (iv) Senior Vice President-Van Division and International in July 2003; (v) Executive Vice President-Van Division and International in 2004; and (vi) Senior Executive Vice President and President of Werner Global Logistics in 2006. The Board then appointed Mr. Leathers our Chief Operating Officer in May 2008 and President in May 2011. Prior to joining the Company, Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, and he held various other management positions during his eight-year career at Schneider National.

Mr. Nordlund most recently served as Senior Executive Vice President of Specialized Services. He joined the Company in 1994 as an account executive. He then received the following promotions within the Company: (i) Director of Dedicated Fleet Services in 1995; (ii) Senior Director of Dedicated Fleet Services in 1997; (iii) Vice President-Dedicated Fleet Services in 1998; (iv) Vice President-Specialized Services in 2001; (v) Senior Vice President-Specialized Services in 2003; and (vi) Executive Vice President-Specialized Services in 2005. In 2006, Mr. Nordlund was named Senior Executive Vice President-Specialized Services. Before joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation, a large privately held truckload carrier.

There are no arrangements or understandings between either Mr. Leathers or Mr. Nordlund and any other persons pursuant to which either individual was selected as an officer. There are no family relationships between either Mr. Leathers or Mr. Nordlund and any director or other executive officer. Neither Mr. Leathers nor Mr. Nordlund have had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Leathers and Mr. Nordlund do not have written employment agreements with the Company and have not entered into or materially amended any plan, contract or arrangement with the Company in connection with their respective appointments.

Election of Directors

On May 10, 2016, the Nominating and Corporate Governance Committee nominated Gerald H. Timmerman as a director candidate to fill a directorship vacancy. In accordance with the By-Laws of the Company, the Board then voted to appoint Mr. Timmerman as a member of the Company’s Board effective May 10, 2016. Mr. Timmerman will receive the same compensation package as received by other non-employee members of the Board. This package provides for an annual retainer (paid in quarterly installments) of $15,000 per year for service on the Board and a fee of $2,000 per meeting for each Board meeting and for each committee meeting not held on the same day as a Board meeting. Non-employee directors are also eligible to receive equity awards. Mr. Timmerman previously served as a director of the Company from 1988 to 2011. There are no arrangements or understandings between Mr. Timmerman and any other persons pursuant to which Mr. Timmerman was selected as a director. Mr. Timmerman has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued in connection with these matters is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

99.1	Press release issued by the registrant on May 10, 2016, “Werner Enterprises Announces Planned Transitions in Executive Management and Board of Director Appointment”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: May 10, 2016	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: May 10, 2016	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary